Exhibit 99.1

Document Security Systems, Inc. Announces 2014 Fourth Quarter and Full-Year Financial Results

ROCHESTER, N.Y., March 30, 2015 /PRNewswire/ — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, reported results for the fourth quarter and for the full-year of 2014.

"In 2014, DSS made significant progress towards some of its key goals, including growth and increased profitability in its Printed Products groups, continued development of AuthentiGuard, its brand protection product line, and an evaluation of its operations that should position the company for continued profitability improvement.  At the same time, the company faced significant headwinds in its technology management business due to changes in US patent law that resulted in adverse rulings and ultimately significant impairments to our assets." said Jeff Ronaldi, CEO of Document Security Systems. "In Q4, we recorded significant impairments following an adverse ruling in our Bascom Research case against Facebook and LinkedIn, which was delivered on January 5, 2015.  Investing in intellectual property presents the opportunity for significant returns but comes with significant risks.  We continue to believe that our remaining IP assets are strong and should be less impacted by the recent patent trends, which focus principally on software patents.  Furthermore, our investment model of sharing risks with co-investors and our legal teams has helped us to weather this storm without significant cash losses while still retaining significant upside potential in our investments.   However, we recognize that the current climate in the IP investment space is significantly different that it was in 2013 and first half of 2014 and that we will need to continually adjust our approach to our IP investments."

Mr. Ronaldi continued: "Our brand protection business continued to strengthen in 2014, and was anchored by the strength of our printed products groups which generated positive adjusted EBITDA of $1.8 million, a 15% increase over 2013.   Also, our Digital group invested heavily in the development of our AuthentiGuard product line.  On the operations front, during the first quarter of 2014 the company completed a combination of its security printing and packaging operations into one facility, resulting in ongoing savings, and during the fourth quarter the Company instituted a broad cost reduction program that aims to eliminate up to $1.0 million in expenses during 2015 through a reduction to executive salaries, reduced head count, and the discontinuation of any non-essential corporate expenses.    Unfortunately, these achievements were overshadowed by the volatility of our IP business and the resulting impact on our stock price.   However, we continue to believe that our IP business offers a risk/return profile that complements our traditional operating divisions, with the ultimate goal to deliver a valuable return to our shareholders over the long-term."

Q4 2014 Financial Highlights
Revenue for the fourth quarter of 2014 decreased 7% to $4.8 million from $5.2 million in the same year-ago quarter.  During the quarter, printed products revenue decreased 5% while technology sales, services and licensing decreased 21%.

Costs and expenses totaled $32.4 million, an increase of 319% from $7.7 million in the same year-ago period. The increase was primarily due to the non-recurring and non-cash $25.3 million of net impairment charges for the write-down of certain of the Company's IP assets and goodwill.  Absent the impairment charges, costs and expenses for the fourth quarter of 2014 totaled $7.2 million, which was an 8% decrease from the same year-ago period.  The decrease was primarily driven by reductions in compensation costs and professional fees.

Net loss to common shareholders totaled $27.7 million or $(0.66) per basic and diluted share, as compared to net loss to common shareholders of $800,000 or ($0.02) per basic and diluted share in the fourth quarter of 2014. The increased net loss was primarily due to the $25.3 million net impairment charge recognized in the fourth quarter of 2014 along with the impact of a $1.8 million deferred tax benefit recognized in the fourth quarter of 2013.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, and asset impairments as well as other non-recurring items, totaled $737,000 compared to an adjusted EBITDA loss of $846,000 in the same year-ago period (see further discussion about the use of adjusted EBITDA, below). The improvement reflected the benefit of cost control initiatives made by the Company that reduced compensation costs and professional fees.

Full Year 2014 Financial Highlights

Revenue in 2014 increased 5% to $18.3 million from $17.5 million in 2013.  During the year, printed products revenue increased 7% while technology sales, services and licensing decreased 11%.

Costs and expenses totaled $64.7 million, an increase of 153% from $25.6 million in 2013. The increase was primarily due to a non-recurring and non-cash impairment charges in the aggregate of $37 million recognized by the Company during 2014.   Absent the impairment charges, costs and expenses 2014 totaled $27.7 million, compared to $25.1 million in 2013, an 11% increase.

Net loss to common shareholders totaled $41.2 million or $(0.98) per basic and diluted share, as compared to net income to common shareholders of $2.6 million or $0.08 per basic and diluted share in the fourth quarter of 2014. The variance was primarily due to the $32.4 million of net impairment charges recognized in 2014 along with the impact of deferred tax benefits of 10.9 million recognized in 2013.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, and asset impairments as well as other non-recurring items, totaled $2.8 million in 2014 compared to an adjusted EBITDA loss of $2.0 million in 2013. (see further discussion about the use of adjusted EBITDA, below).

Balance Sheet
In December of 2014, the Company received approximately $1.3 million in net proceeds from the sale of equity and completed the year with approximately $2.3 million of unrestricted cash.   As of December 31, 2014, the Company had net working capital position of approximately $2.3 million.   Total assets of $27.8 million reflect the decrease in assets as a result of the aggregate write-downs of approximately $37 million of assets made by the Company during the year.

Changes to our Investor Relations Function

As part of the effort to reduce corporate expenses, the Company has brought its investor relations function in-house and has discontinued quarterly conference calls for the foreseeable future.  Going forward the company will issue press releases reporting quarterly and annual earnings but will not hold investor conference calls.

Investors can contact DSS investor relations directly at corporate headquarters in Rochester on 1 (866) 981-7675.  Investors can also email investor relations at ir@dsssecure.com.

About Document Security Systems
Document Security Systems, Inc.'s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com. To follow DSS on Facebook, click here.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements
Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company's plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as "believes," "anticipates," "expects," "plans," "intends" and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.  Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	% change	Year Ended December 31, 2014	Year Ended December 31, 2013	% change
Revenue
Printed products	$4,418,000	$4,653,000	-5%	$16,478,000	$15,426,000	7%
Technology sales, services and licensing	394,000	501,000	-21%	1,809,000	$2,027,000	-11%
Total revenue	$4,812,000	$5,154,000	-7%	$18,287,000	$17,453,000	5%
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization	$3,184,000	$3,193,000	0%	$11,690,000	$10,458,000	12%
Sales, general and administrative compensation	1,064,000	1,371,000	-22%	4,677,000	4,931,000	-5%
Depreciation and amortization	1,351,000	1,305,000	4%	5,274,000	2,966,000	78%
Professional fees	343,000	935,000	-63%	1,773,000	2,549,000	-30%
Stock based compensation	250,000	315,000	-21%	1,355,000	1,895,000	-28%
Sales and marketing	106,000	113,000	-6%	531,000	443,000	20%
Rent and utilities	242,000	201,000	20%	809,000	688,000	18%
Other operating expenses	492,000	226,000	118%	1,158,000	906,000	28%
Research and development	118,000	78,000	51%	462,000	254,000	82%
Impairment of goodwill	3,000,000	-	100%	3,000,000	239,000	1155%
Impairment of intangible assets and investments	22,285,000	-	100%	34,035,000	278,000	12143%
Total costs and expenses	$32,435,000	$7,737,000	319%	$64,764,000	$25,607,000	153%
exclusive of impairments	$7,150,000	$7,737,000	-8%	$21,100,000	$20,229,000	4%
Operating loss	(27,623,000)	(2,583,000)	969%	(46,477,000)	(8,154,000)	470%
Other expenses
Interest expense	$(65,000)	$(87,000)	-25%	$(317,000)	$(246,000)	29%
Gain on sale of fixed assets	-	117,000	-100%	-	117,000	-100%
Amortization of note discount and loss on debt extinguishment	-	-	0%	(52,000)	(72,000)	-28%
Foreign currency translation gain	-	-	0%	-	-	100%
Other expense, net	$(65,000)	$30,000	-317%	$(369,000)	$(201,000)	84%
Loss before income taxes	(27,688,000)	(2,553,000)	985%	(46,846,000)	(8,355,000)	461%
Deferred tax provision (benefit)	1,000	(1,753,000)	-100%	$(989,000)	$(10,949,000)	-91%
Net (loss) income	(27,689,000)	(800,000)	3361%	(45,857,000)	2,594,000	-1868%
Less: loss attributable to noncontrolling interest	-	-	0%	4,700,000	-	0%
Net (loss) income to common shareholders	$(27,689,000)	$(800,000)	3361%	$(41,157,000)	$2,594,000	-1687%
(Loss) earnings per share to common stockholders:
Basic	$(0.66)	$(0.02)	3200%	$(0.98)	$0.08	-1325%
Diluted	$(0.66)	$(0.02)	3200%	$(0.98)	$0.08	-1325%
Shares used in computing (loss) earnings per share:
Basic	42,243,446	41,911,569	1%	42,105,619	31,838,593	32%
Diluted	42,243,446	41,911,569	1%	42,105,619	31,884,957	32%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31,

	2014	2013
ASSETS
Current assets:
Cash	$2,343,675	$1,977,031
Restricted cash	355,793	500,000
Accounts receivable, net	2,097,671	2,149,123
Inventory	869,262	834,979
Prepaid expenses and other current assets	425,671	403,107
Deferred tax asset, net	2,499	223,323
Total current assets	6,094,571	6,087,563
Property, plant and equipment, net	5,016,539	5,157,852
Investments and other assets	686,912	11,448,008
Goodwill	12,046,197	15,046,197
Other intangible assets, net	3,908,399	29,602,591
Total assets	$27,752,618	$67,342,211
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,037,359	$1,421,765
Accrued expenses and other current liabilities	1,997,241	1,455,629
Revolving lines of credit	-	158,087
Short-term debt	-	824,857
Current portion of long-term debt, net	754,745	613,488
Total current liabilities	3,789,345	4,473,826
Long-term debt, net	7,439,036	3,087,358
Other long-term liabilities	520,180	27,566
Deferred tax liability, net	148,258	1,364,447
Commitments and contingencies (Note 12)
Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 46,172,404 shares issued and outstanding (49,411,486 on December 31, 2013)	923,448	988,230
Additional paid-in capital	101,012,659	97,790,426
Accumulated other comprehensive loss	(61,180)	(27,566)
Accumulated deficit	(86,019,128)	(44,862,076)
Non-controlling interest in subsidiary	-	4,500,000
Total stockholders' equity	15,855,799	58,389,014
Total liabilities and stockholders' equity	$27,752,618	$67,342,211

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2014	2013
Cash flows from operating activities:
Net (loss) income including noncontrolling interest	$(45,857,052)	$2,593,530
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Depreciation and amortization	5,274,323	2,966,368
Stock based compensation	1,355,430	1,894,719
Paid in-kind interest	48,000	-
Amortization of note discount and premium	22,707	45,266
Loss on extinguishment of debt	-	26,252
Gain on sale of fixed assets	-	(116,569)
Impairment of goodwill	3,000,000	238,926
Impairment of intangible assets and investments inclusive of noncontrolling interest	34,034,862	277,800
Deferred tax benefit	(988,630)	(10,948,875)
Foreign currency translation gain	(2,305)	-
Decrease (increase) in assets:
Accounts receivable	51,452	(26,104)
Inventory	(34,283)	(17,294)
Prepaid expenses and other assets	30,081	(184,956)
Restricted cash	144,207	(500,000)
Increase (decrease) in liabilities:
Accounts payable	(384,406)	159,948
Accrued expenses and other liabilities	915,376	(58,250)
Net cash used by operating activities	(2,390,238)	(3,649,239)
Cash flows from investing activities:
Purchase of equipment and building improvements	(280,902)	(378,587)
Proceeds from sale of equipment	-	753,000
Acquisition of business	-	6,568,112
Purchase of investments	(750,000)	(250,000)
Purchase of intangible assets	(1,243,714)	(2,593,495)
Net cash (used) provided by investing activities	(2,274,616)	4,099,030
Cash flows from financing activities:
Net payments on revolving lines of credit	(158,087)	(80,153)
Payments of long-term debt	(616,393)	(353,192)
Borrowings of long-term debt	4,041,000	-
Issuances of common stock, net of issuance costs	1,764,978	73,422
Net cash provided (used) by financing activities	5,031,498	(359,923)
Net increase in cash	366,644	89,868
Cash beginning of year	1,977,031	1,887,163
Cash end of year	$2,343,675	$1,977,031

About the Presentation of Adjusted EBITDA
The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items, such as costs related to the Company's merger with Lexington Technology Group, and impairments of investments and intangible assets. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as costs related to the Company's merger with Lexington Technology Group, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Net Loss to common stockholders	$(27,689,000)	$(800,000)	3361%	$(41,157,000)	$2,594,000	-1687%
Add back:
Depreciation & Amortization	1,351,000	1,305,000	4%	5,274,000	2,966,000	78%
Stock based compensation	250,000	315,000	-21%	1,355,000	1,895,000	-28%
Interest expense	65,000	87,000	-25%	317,000	246,000	29%
Amortization of note discount and loss on debt extinguishment	-	-	0%	52,000	72,000	-28%
Income Taxes	1,000	(1,753,000)	-100%	(989,000)	(10,949,000)	-91%
Impairment of intangible assets, goodwill and investments, net of noncontrolling interests	25,285,000	-	100%	32,335,000	517,000	6154%
Professional fees and other costs incurred in conjunction with the Merger with Lexington Technology Group	-	-	0%	-	677,000	-100%
Adjusted EBITDA	(737,000)	(846,000)	13%	(2,813,000)	(1,982,000)	-42%
Adjusted EBITDA, by group (unaudited)
Printed Products	$490,000	$597,000	-18%	$1,845,000	$1,604,000	15%
Technology Management	(534,000)	(602,000)	-11%	(1,877,000)	(1,213,000)	55%
Corporate, less Merger costs in 2013 periods	(693,000)	(841,000)	-18%	(2,781,000)	(2,373,000)	17%
	(737,000)	(846,000)	13%	(2,813,000)	(1,982,000)	-42%